Exhibit 10.1.1
XStream Systems, Inc.
2004 Stock Option Incentive Plan
ARTICLE I
GENERAL
1.1 Purpose of the Plan.
     The purpose of the XStream Systems, Inc. 2004 Stock Option Incentive Plan (the “Plan”) is to assist XStream Systems, Inc. (the “Company”) to promote and advance its interests and those of its shareholders in attracting and retaining key employees, directors, advisors and consultants of outstanding ability for itself and any Parent (as defined in Section 1.2(r)) or Subsidiary (as defined in Section 1.2(t)) by making it possible to offer them an increased incentive to join or continue in the service of the Company and/or any Parent or Subsidiary and to increase their efforts for its welfare by participating in the ownership, long-term growth, profitability and financial success of the Company.
1.2 Definitions.
          (a) “Advisor” means a member of the Advisory Board (as defined below).
          (b) “Advisory Board” means the Company’s Advisory Board, an unofficial advisory board appointed by the Board of Directors for the purpose of advising and consulting with the Board of Directors on business strategy, marketing and other matters.
          (c) “Board of Directors” means the Board of Directors of the Company.
          (d) “Change in Control” means any event which, in the sole opinion of the Board of Directors of the Company, is likely to lead to changes in control of share ownership of the Company, whether or not such change in control actually occurs, including, but not limited to, any person, entity, or affiliated group, other than existing shareholders, option holders, or warrant holders of the Company and their respective affiliates and related parties, acquiring or otherwise becoming entitled to vote more than seventy percent (70%) of the voting power of the shares of Common Stock (as defined in Section 1.2(g)) of the Company in a single transaction, or in a related series of transactions.
          (e) “Code” means the Internal Revenue Code of 1986, as amended, and any successor to the Internal Revenue Code of 1986, together with rules, regulations and interpretations promulgated thereunder.
          (f) “Committee” means the committee referred to in Section 1.3.
          (g) “Common Stock” means the common stock of the Company having a par value of $0.0001 per share, and issued as may be determined by the Board of Directors from time to time.
          (h) “Consultant” means any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services to such entity.

          (i) “Director” means a member of the Board of Directors.
          (j) “Disability” means a condition such that a person is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than three (3) months.
          (k) “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider (as defined in Section 1.2(s)) shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company, or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options (as defined in Section 1.2(m)), no such leave may exceed ninety (90) days, unless re-employment upon expiration of such leave is guaranteed by statute or contract. If re-employment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the first day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option (as defined in Section 1.2(n)). Neither service as a Director nor payment of a Director’s fee by the Company shall be solely sufficient to constitute “employment” by the Company or qualification as an “Employee”.
          (l) “Fair Market Value” means as of a given date: (i) if the Company’s Common Stock is listed on a national securities exchange, the average of the closing price of Common Stock for the five (5) consecutive trading days immediately preceding such given date; (ii) if the Company’s Common Stock is traded on an exchange or market in which prices are reported on a bid and asked price basis, the average of the mean between the bid and asked prices for the Company’s Common Stock at the close of trading for the five (5) consecutive trading days immediately preceding such given date; or (iii) if the Company’s Common Stock is not listed on a national securities exchange, nor traded on the over-the-counter market, such value as the Board of Directors of the Company, in good faith, shall determine as of the date of exercise.
          (m) “Incentive Stock Option” means an option to purchase shares of Common Stock which is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code.
          (n) “Nonqualified Stock Option” means an option to purchase shares of Common Stock which is not intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code.
          (o) “Option” means an Incentive Stock Option or a Nonqualified Stock Option.
          (p) “Option Agreement” means the agreement evidencing the grant of an Option.
          (q) “Optionee” means a holder of an outstanding Option granted under the Plan.

          (r) “Parent” means any corporation which qualifies as a parent of a corporation under the definition of “parent corporation” contained in Section 424(e) of the Code.
          (s) “Service Provider” means an Employee, Director, advisor or consultant.
          (t) “Subsidiary” means any corporation which qualifies as a subsidiary of a corporation under the definition of “subsidiary corporation” contained in Section 424(f) of the Code.
          (u) “Term” means the period during which a particular Option may be exercised as determined by the Committee and as provided in the Option Agreement.
1.3 Administration of the Plan.
     Until otherwise determined by the Board of Directors, the Plan shall be administered by the Board of Directors, and the Board of Directors shall serve as the stock option committee (the “Committee”). The Board of Directors may, at any time and from time to time, appoint a special committee of Directors to serve as the Committee. The Committee, if appointed, shall have at least one (1) of the Directors qualify to administer the Plan as contemplated by Rule 16b-3 of the Securities Exchange Act of 1934, as amended or any successor to the Securities Exchange Act of 1934. Subject to the control of the Board of Directors, and without limiting the control over decisions described in Section 1.6, the Committee shall have the power to interpret and apply the Plan and to make regulations for carrying out its purpose. More particularly, the Committee shall determine which Service Providers shall be granted Options under the Plan, the number of shares subject to each Option, the price per share under each Option, the Term of each Option, and any restrictions on the exercise of each Option. When granting Options, the Committee shall designate the Option as either an Incentive Stock Option or a Nonqualified Stock Option; provided, however, that only Employees may be granted Incentive Stock Options. Determinations by the Committee under the Plan (including, without limitation, determinations of the person to receive Options, the form, amount and timing of such Options, and the Terms and provisions of such Options and the Option Agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Options under the Plan, whether or not such persons are similarly situated.
1.4 Shares Subject to the Plan.
     The total number of shares of Common Stock that may be purchased pursuant to Options under the Plan shall not exceed two million one hundred thousand (2,100,000) shares. Shares of Common Stock subject to the Options which terminate or expire prior to exercise shall be available for future Options. Shares of Common Stock issued pursuant to the Plan may be either unissued shares of Common Stock or reacquired shares of Common Stock held in treasury.
1.5 Terms and Conditions of Options.
     Each Option shall be evidenced by an Option Agreement in such form as the Committee shall approve from time to time, subject to the provisions of Article II or Article III of the Plan, as appropriate, and the following provisions:

          (a) Exercise and Vesting. All Options granted under the Plan become exercisable at such times and in such installments (which may be cumulative) as the Committee shall provide in the terms of each individual Option Agreement. All vested Options and Options that have become exercisable from time to time may be exercised in whole or in part in accordance with the terms of the applicable Option Agreement; provided, however, that the Committee shall be authorized to require that any partial exercise be with respect to a minimum number of shares of Common Stock.
          (b) Forfeiture of Option; Recapture of Gains or Repurchase Rights. If an Optionee ceases to be a Service Provider, all options shall be forfeited, or be exercised, as follows:
               (i) If an Optionee ceases to be a Service Provider for a reason other than Disability or death, such Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement in no event later than the expiration of the (Term of the Option as set forth in the Option Agreement) to the extent that the Option is vested on the date of termination. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the shares of Common Stock covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Option Agreement, the Option shall terminate and the shares of Common Stock covered by such Option shall revert to the Plan. In addition, the Committee shall be authorized to impose other restrictions as to the forfeiture of any Option gains, recapture and repayment of such gains, or to require that the Service Provider sell to the Company any shares of Common Stock that have been purchased at the exercise price paid for such shares of Common Stock in the event the Service Provider breaches the terms of the applicable Option Agreement.
               (ii) If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (in no event later than the expiration of the (Term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the shares of Common Stock covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified, the Option shall terminate and the shares of Common Stock covered by such Option shall revert to the Plan.
               (iii) If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (in no event later than the expiration of the (Term of such Option as set forth in the Option Agreement), by the personal representative, executor or administrator of the Optionee’s estate or, if none, by the person(s) entitled to exercise the Option under the Optionee’s will or the laws of descent or distribution, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s death. If, at the time of death, the Optionee is not vested as to his or her entire Option, the shares of Common Stock covered by the unvested portion of the

Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified the Option shall terminate and the shares of Common Stock covered by such Option shall revert to the Plan.
          (c) Payment. Payment for Common Stock as to which an Option is exercised shall be made in such manner and at such time or times as shall be provided in the Option Agreement, and may include payment by cash, Common Stock of the Company which was previously acquired by the Optionee, or any combination thereof.
          (d) Nontransferability. No Option granted under the Plan shall be transferable other than by the Optionee’s will or by the laws of descent and distribution. During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee.
          (e) Additional Provisions. Each Option Agreement may contain such other terms and conditions not inconsistent with the provisions of the Plan as the Committee may deem appropriate from time to time.
1.6 Stock Adjustments; Mergers.
     Notwithstanding Section 1.4, in the event the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of Common Stock or other securities of the Company or of any other corporation by reason of any merger, sale of stock, consolidation, liquidation, recapitalization, reclassification, stock split up, combination of Common Stock, or stock dividend, the total number of shares of Common Stock set forth in Section 1.4 shall be proportionately and appropriately adjusted by the Committee.
          (a) Company Continues in Existence. If the Company continues in existence, the number and kind of shares of Common Stock that are subject to any Option and the Option price per share shall be proportionately and appropriately adjusted without any change in the aggregate price to be paid therefor upon exercise of the Option.
          (b) Company Does Not Continue. If the Company will not remain in existence or substantially all of its Common Stock will be purchased by a single purchaser or group of purchasers acting together, then the Committee may:
(i) declare that all Options shall terminate thirty (30) days after the Committee gives written notice to all Optionees of their immediate right to exercise all Options then outstanding (without regard to limitations on exercise otherwise contained in the Options), or
(ii) notify all Optionees that all Options granted under the Plan shall apply with appropriate adjustments as determined by the Committee to the securities of the successor corporation to which holders of the numbers of shares of Common Stock subject to such Options would have been entitled, or
(iii) some combination of aspects of (i) and (ii).
The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

          (c) Fractional Shares. Any fractional shares of Common Stock resulting from any of the foregoing adjustments under this section shall be disregarded and eliminated.
1.7 Change in Control.
     If a Change in Control occurs in the opinion of the Board of Directors, based on circumstances known to it, the Board of Directors may declare, or direct the Committee to declare, that all Options granted under the Plan shall become exercisable immediately, notwithstanding the provisions of the respective Option Agreements regarding exercisability.
1.8 Notification of Exercise.
     Options shall be exercised by written notice directed to the President of the Company at the principal executive offices of the Company. Such written notice shall be accompanied by any payment required pursuant to Section 1.5(c). Exercise by an Optionee’s heir or the representative of his or her estate shall be accompanied by evidence of his or her authority to so act in form reasonably satisfactory to the Company.
ARTICLE II
INCENTIVE STOCK OPTIONS
2.1 Terms of Incentive Stock Options.
     Each Incentive Stock Option granted under the Plan shall be exercisable only during a Term fixed by the Committee; provided, however, that the Term shall end no later than ten (10) years after the date the Incentive Stock Option is granted. Incentive Stock Options may be granted only to Employees.
2.2 Limitation on Options.
     The aggregate Fair Market Value of Common Stock (determined at the time the Incentive Stock Option is granted) subject to Incentive Stock Options granted to an Employee under all plans of the Employee’s employer corporation and its Parent or Subsidiary corporations and that become exercisable for the first time by such Employee during any calendar year may not exceed $100,000.00. To the extent an Incentive Stock Option exceeds this $100,000.00 limit, the portion of the Option in excess of such limit shall be deemed a Nonqualified Stock Option.
2.3 Continued Employment.
     Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee, in its sole discretion, and any determination by the Committee shall be final and conclusive. A termination of employment shall not occur where the Optionee transfers between the Company, its Parent, any Subsidiary or any successor.
2.4 Special Rule for Ten Percent Shareholder.
     If at the time an Incentive Stock Option is granted, an Employee owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of his or her employer corporation or of its Parent or any of its Subsidiaries, as determined using the attribution rules of Section 424(d) of the Code, then the terms of the Incentive Stock Option shall specify that the option price shall be at least 110% of the Fair Market Value of the stock subject to the Incentive Stock Option and such Incentive Stock Option shall not be exercisable after the expiration of five (5) years from the date such Incentive Stock Option is granted.
2.5 Interpretation.
     In interpreting this Article II of the Plan and the provisions of individual Option Agreements, the Committee shall be governed by the principles and requirements of Sections 421, 422 and 424 of the Code, and applicable Treasury Regulations.
ARTICLE III
NONQUALIFIED STOCK OPTIONS
3.1 Terms and Conditions of Options.
     In addition to the requirements of Section 1.5, Nonqualified Stock Options shall be subject to the following provisions:
          (a) Term. Each Nonqualified Stock Option granted under the Plan shall be exercisable only during a Term fixed by the Committee.
          (b) Termination of Employment. Notwithstanding the provisions of Sections 1.5(b) and 1.5(c), the Committee in its sole discretion may provide, either upon the original grant of an Option or in an amendment of such grant, that an Option may be exercisable during a Term that does not expire upon the expiration of three (3) months following an Optionee’s termination of employment (one year in the case of termination as a result of death or Disability), but in no event later than the Term specified in Section 3.1(a) above.
          (c) Additional Terms. Pursuant to Section 1.5(e), the Committee may add additional terms and conditions to a Nonqualified Stock Option, including, but not limited to, a cash award for any federal tax liability suffered by the Optionee upon the grant and/or exercise of a Nonqualified Stock Option.
3.2 Section 83(b) Election.
     The Company recognizes that certain persons who receive Nonqualified Stock Options may be subject to restrictions regarding their right to trade Common Stock under applicable securities laws. Such restrictions may cause Optionee’s exercising such Options not to be taxable under the provisions of Section 83(c) of the Code. Accordingly, Optionees exercising such Nonqualified Stock Options may consider making an election to be taxed upon exercise of the Option under Section 83(b) of the Code, and shall file such election with the Internal Revenue Service within thirty (30) days of exercise of the Option and otherwise in accordance with applicable Treasury Regulations.

ARTICLE IV
ADDITIONAL PROVISIONS
4.1 Plan Approval.
     The Plan shall be effective upon its adoption by the Board of Directors and shareholders of the Company.
4.2 Compliance with Other Laws and Regulations.
     The Plan, the grant and exercise of Options pursuant to the Plan, and the obligation of the Company to sell and deliver shares of Common Stock under such Options, shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required. No holder of any Option shall have any right to require the Company to register or qualify any shares of Common Stock subject to any Options under any federal or state law, rule or regulation.
4.3 Repurchase Obligation or Restrictions on Sale.
     In the sole discretion of the Committee, the Company shall be entitled to repurchase any Common Stock issued pursuant to an Option in accordance with the terms of the applicable Option Agreement, or require that an Optionee refrain from the sale of the shares of Common Stock, unless such sale complies with the terms of the applicable Option Agreement.
4.4 Investment Purpose.
     Unless the Committee chooses to register or qualify Common Stock under the Securities Act of 1933, as amended (the “Act”), each Option is granted on the express condition that the purchase of shares of Common Stock upon an exercise of the Option shall be made for investment purposes only, and not with a view to resale or further distribution unless such shares, at the time of their issuance and delivery, are registered under the Act, or, alternatively, at some time following such issuance, their resale is determined by counsel for the Company to be exempt from the registration requirements of the Act and of any other applicable law, regulation or ruling. Any shares of Common Stock so registered shall be promptly listed with each securities exchange through which any class of the Company’s capital stock or other securities are traded.
4.5 Compliance with the Act.
     With respect to executive officers or Directors that are subject to the Act, all transactions under this Plan, including the exercise of Options and delivery of shares of Common Stock in payment of such exercise prior to sale of the Company Stock purchased upon the exercise of such Options, are intended to comply with all applicable conditions of the Act. The Committee shall be authorized to monitor all such transactions by such insiders to ensure such compliance, and to the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void to the full extent permitted by law.

4.6 Amendments.
     The Board of Directors may discontinue the Plan at any time, and may amend it from time to time, but no amendment, without approval by shareholders, may (a) increase the total number of shares of Common Stock which may be issued under the Plan or to any individual under the Plan, (b) reduce the Option price for shares of Common Stock which may be purchased pursuant to Options under Articles II and III of the Plan, (c) extend the period during which Options may be granted, or (d) change the class of Employees to whom Options may be granted, except as provided in Section 1.6. Other than as expressly permitted under the Plan, no outstanding Option may be revoked or altered in a manner unfavorable to the Optionee without the consent of the Optionee.
4.7 No Rights As Shareholder.
     No Optionee shall have any rights as a shareholder with respect to any share subject to his or her Option prior to the date of issuance to him or her of a certificate or certificates for such shares of Common Stock.
4.8 Withholding.
     Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the Optionee to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax liability prior to the delivery of any certificate or certificates for such Common Stock. Whenever under the Plan payments are to be made in cash, such payments shall be made net of an amount sufficient to satisfy any federal, state, or local withholding tax liability.
4.9 Continued Employment Not Presumed.
     The Plan and any document describing the Plan and the grant of any stock Option or right pursuant to the Plan shall not give any Optionee or other Employee a right to continued employment by the Company or any Parent or Subsidiary or affect the right of the Company or any Parent or Subsidiary to terminate the employment of any such person with or without cause.
4.10 Effective Date; Duration.
     The Plan shall become effective as of May 27, 2004, and shall expire on May 27, 2014. No Options may be granted under the Plan after March 1, 2014, but Options granted on or before that date may be exercised according to the terms of their respective Option Agreements and shall continue to be governed by and interpreted consistent with the terms of the Plan.